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                                                                    Exhibit 21.1


Subsidiaries of CPFL Energia S.A.                 Jurisdiction of Incorporation



CPFL Paulista                                     Federative Republic of Brazil

RGE RioGrandeEnergia                              Federative Republic of Brazil

Draft I Participacoes S/A                         Federative Republic of Brazil

CPFL PIRATININGA                                  Federative Republic of Brazil

CPFL BRASIL                                       Federative Republic of Brazil

CPFL GERACAO                                      Federative Republic of Brazil

CPFL Centrais Eletricas                           Federative Republic of Brazil

Semesa                                            Federative Republic of Brazil

BAESA                                             Federative Republic of Brazil

CERAN                                             Federative Republic of Brazil

Foz do Chapeco Energia                            Federative Republic of Brazil

ENERCAN                                           Federative Republic of Brazil